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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

         The following table sets forth the direct and indirect subsidiaries of First McMinnville Corporation at December 31, 2003. Such subsidiary is wholly owned by the Company and it is included in the Company's consolidated financial statements:

                                               JURISDICTION OF       PERCENTAGE OF VOTING
             SUBSIDIARY                         INCORPORATION          SECURITIES OWNED
The First National Bank of McMinnville             Federal                  100%

First Community Title & Escrow Company            Tennessee                 100%(1)

(1)Owned by The First National Bank of McMinnville.